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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY*
                               DECEMBER 31, 1997

                                      STATE OR                                           NUMBER OF SUBSIDIARIES
                                   JURISDICTION OF         NATURE OF PRINCIPAL          ------------------------
       NAME OF SUBSIDIARY           INCORPORATION           BUSINESS CONDUCTED          UNITED STATES    FOREIGN
       ------------------          ---------------         -------------------          -------------    -------
Hertz International, Ltd. .......  Delaware           Through its subsidiaries,                1           53
                                                      rents and leases vehicles, and
                                                      rents industrial and
                                                      construction equipment. Also
                                                      issues licenses for the
                                                      renting and leasing of
                                                      vehicles
Hertz Equipment Rental
  Corporation....................  Delaware           Renting industrial and                  --           --
                                                      construction equipment
Hertz International RE Limited...  Ireland            Reinsurer                               --            1

* Certain subsidiaries have been omitted, as they do not in the aggregate constitute a significant subsidiary.